                                                                       Exhibit 1
                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Ciphergen Biosystems, Inc.

         This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         EXECUTED this 13th day of February, 2001.

ATLAS VENTURE FUND V, L.P.                  ATLAS VENTURE PARALLEL FUND V-B,
                                            C.V.

By: Atlas Venture Associates V, L.P.        By: Atlas Venture Associates V, L.P.
    General Partner                             General Partner

     By: Atlas Venture Associates V, Inc.        By: Atlas Venture Associates V,
                                                     Inc.

          By:           *                             By:         *
             ----------------------------                -----------------------
             Christopher Spray                           Christopher Spray
             President                                   President

ATLAS VENTURE ENTREPRENEURS' FUND V, L.P.   ATLAS VENTURE ASSOCIATES V, L.P.

By: Atlas Venture Associates V, L.P.        By: Atlas Venture Associates V, Inc.
    General Partner
                                                 By:              *
                                                     ---------------------------
     By: Atlas Venture Associates V, Inc.            Christopher Spray
                                                     President
          By:           *
             ----------------------------
             Christopher Spray              ATLAS VENTURE ASSOCIATES V, INC.
             President
                                            By:             *
                                               ---------------------------------
                                               Christopher Spray
                                               President
ATLAS VENTURE PARALLEL FUND V-A, C.V.
                                                            *
                                            ------------------------------------
By: Atlas Venture Associates V, L.P.        Christopher J. Spray
    General Partner
                                                            *
                                            ------------------------------------
     By: Atlas Venture Associates V, Inc.   Jean-Francois Formela

          By            *                                   *
             ----------------------------   ------------------------------------
             Christopher Spray              Ronald Nordin
             President

* The undersigned attorney-in-fact, by signing her name below, does hereby sign this statement on behalf of the above indicated filers pursuant to Powers of Attorney filed hereto as Exhibit 2.

     /s/ Jeanne Larkin Henry
     ------------------------------------
     Jeanne Larkin Henry
     Attorney-in-fact


                                 Page 17 of 21